Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-199955

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 2, 2017

Preliminary Prospectus Supplement

(To Prospectus dated November 26, 2014)

10,000,000 Shares

Builders FirstSource, Inc.

Common Stock

The selling stockholder named in this prospectus supplement is offering 10,000,000 shares of our common stock, par value $0.01 per share. We will not receive any proceeds from the sale of our common stock by the selling stockholder.

Our common stock is traded on the NASDAQ Global Select Market (which we refer to as NASDAQ in this prospectus supplement) under the symbol “BLDR.” On March 1, 2017, the last reported sale price of our common stock on NASDAQ was $14.54 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to the selling stockholder	$	$

(1)	See “Underwriting” for a detailed description of compensation payable to the underwriter.

The underwriter expects to deliver the shares of common stock against payment on March     , 2017.

Barclays

The date of this prospectus supplement is March     , 2017.

Prospectus Supplement

Prospectus dated November 26, 2014

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering of common stock. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of a “shelf” registration process. The shelf registration statement covering the shares offered by the selling stockholder (File No. 333-199955) became effective on November 26, 2014. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Where You Can Find Additional Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus supplement, the accompanying prospectus and any other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Except where the context requires otherwise, references in this prospectus supplement to the “Company,” “us,” “we” or “our” refer to Builders FirstSource, Inc. and its consolidated subsidiaries, including ProBuild Holdings, LLC (“ProBuild”), as of July 31, 2015.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about our business and about this offering of common stock contained elsewhere or incorporated by reference into this prospectus supplement. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Our Company

We are a leading supplier and manufacturer of building materials, manufactured components and construction services to professional homebuilders, sub-contractors, remodelers and consumers. Following our acquisition of ProBuild in July 2015, the Company operates 400 locations in 40 states across the United States. We offer an integrated solution to our customers providing manufacturing, supply and installation of a full range of structural and related building products. Our manufactured products include our factory-built roof and floor trusses, wall panels and stairs, vinyl windows, custom millwork and trim, as well as engineered wood that we design, cut, and assemble for each home. We also assemble interior and exterior doors into pre-hung units. Additionally, we supply our customers with a broad offering of professional grade building products not manufactured by us, such as dimensional lumber and lumber sheet goods and various window, door and millwork lines. Our full range of construction-related services includes professional installation, turn-key framing and shell construction, and spans all our product categories.

We group our building products and services into six product categories:

Lumber & Lumber Sheet Goods. Lumber & lumber sheet goods include dimensional lumber, plywood and oriented strand board products used in on-site house framing.

Windows, Doors & Millwork. Windows & doors are comprised of the manufacturing, assembly and distribution of windows, and the assembly and distribution of interior and exterior door units. Millwork includes interior trim and custom features that we manufacture under the Synboard ® brand name.

Manufactured Products. Manufactured products are factory-built substitutes for job-site framing and include wood floor and roof trusses, steel roof trusses, wall panels, stairs, and engineered wood that we design, cut, and assemble for each home.

Gypsum, Roofing & Insulation. Gypsum, roofing, and insulation include wallboard, ceilings, joint treatment and finishes.

Siding, Metal, and Concrete. Siding, metal, and concrete includes vinyl, composite, and wood siding, exterior trim, other exteriors, metal studs and cement.

Other Building Products & Services. Other building products & services consist of various products, including cabinets and hardware. This category also includes services such as turn-key framing, shell construction, design assistance and professional installation of products spanning all our product categories.

We compete in a fragmented marketplace. We believe our integrated approach and scale allow us to compete effectively through our comprehensive product lines, prefabricated components, and value-added services combined with the knowledge of our integrated sales forces to enable our homebuilder customers to complete construction more quickly, with higher quality and at a lower cost. While we expect these benefits to be particularly valuable to our customers in market environments characterized by labor shortages, sourcing challenges or sharply rising demand for new homes, we expect such benefits will also be increasingly valued and demanded by our customers operating under normal market conditions. We opportunistically seek to acquire complementary businesses that are accretive to our integrated approach. We are engaging in preliminary discussions with a potentially complementary business in order to explore the possibility of an acquisition or investment. We cannot assure you that any such acquisition or investment will occur or the timing and terms of any such acquisition or investment.

Our Sponsor

We are a publicly traded company, with our common stock listed on the NASDAQ under the ticker symbol “BLDR.” As of March 1, 2017, JLL Partners, Inc. (“JLL”) owned approximately 21.7% of our outstanding common stock. After completion of this offering, JLL will own approximately 12.8% of our outstanding common stock.

Corporate Information

We are incorporated in Delaware and the address of our principal executive office is 2001 Bryan Street, Suite 1600, Dallas, Texas 75201. Our telephone number is (214) 880-3500. Our Internet address is www.bldr.com and the information contained on, or accessible from, our website is not part of this prospectus supplement by reference or otherwise.

THE OFFERING

The summary below describes the principal terms of this offering. The “Description of Capital Stock” section of the accompanying prospectus contains a more detailed description of the shares of our common stock.

Common stock offered by the selling stockholder	10,000,000 shares of our common stock.

Common stock outstanding	As of March 1, 2017, we had 112,044,693 shares of common stock outstanding.

Use of Proceeds	We will not receive any proceeds from the sales of our common stock by the selling stockholder.

NASDAQ Trading Symbol	“BLDR”

Settlement Date	Delivery of the shares of common stock will be made against payment therefor on or about March , 2017.

Risk Factors	Investing in our shares of common stock involves substantial risks. See “Risk Factors” in this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of certain of the risks you should consider before investing in our shares of common stock.

In this prospectus, unless otherwise indicated, the number of shares of our common stock outstanding and the other information based thereon:

•	excludes 3,577,502 shares of common stock issuable upon the exercise of vested and unvested stock options outstanding as of March 1, 2017 at a weighted average exercise price of $5.67, including options to purchase shares granted under our stock incentive plans, including our 2014 Incentive Plan; and

•	excludes 2,259,823 shares of common stock issuable upon the conversion of restricted stock units granted under our stock incentive plans.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below, as well as other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, including the risks described in our Annual Report on Form 10-K for the year ended December 31, 2016 and any risks described in our other filings with the SEC incorporated into the accompanying prospectus by reference, before making an investment decision. See the section of this prospectus supplement entitled “Where You Can Find Additional Information.” Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition, or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Some of the statements in this section of the prospectus supplement are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus supplement entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Related to our Common Stock

The ownership position of affiliates of JLL limits other stockholders’ ability to influence corporate matters.

Affiliates of JLL owned approximately 21.7% of our outstanding common stock as of March 1, 2017. Two of our eight directors hold positions with affiliates of JLL. Accordingly, JLL has significant influence over our management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. This ownership position limits other stockholders’ ability to influence corporate matters and, as a result, we may take actions that some of our stockholders do not view as beneficial. Additionally, JLL is in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. These entities may also pursue, for their own accounts, acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. Further, certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may limit your ability to influence corporate matters, and, as a result, we may take actions that some of our stockholders do not view as beneficial.

If JLL were to sell a large portion of its ownership position, particularly if, in addition, there are sales by other large holders of our common stock, or significant purchases of our common stock by other investors, we could experience a Section 382 Ownership Change, which is described more fully in Note 12 to the consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016. If we were to experience a Section 382 Ownership change annual limitations would be imposed that would defer the timing of certain of our tax attributes, including net operating loss and capital loss carryforwards, and certain other losses, credits, deductions or tax basis.

Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could delay or prevent a takeover of us by a third party and may prevent attempts by stockholders to replace or remove our current management.

Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and of Delaware law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors. These provisions include the following:

•	Staggered board of directors;

•	Elimination of stockholder action through written consent;

•	Elimination of the ability to call special meetings;

•	Advance notice procedures for stockholder proposals;

•	Limitations on the removal of directors;

•	Process for filling board of directors vacancies; and

•	Supermajority requirements for amendment of certificate of incorporation and bylaws.

In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after a person becomes an interested stockholder. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and limit the return, if any, you are able to achieve on your investment in us.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus, the accompanying prospectus and the documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus supplement, the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 in Item 1A under “Risk Factors” as well as in Item 7A “Quantitative and Qualitative Disclosures About Market Risk” and the risks detailed from time to time in our future SEC reports. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others:

•	dependence on the residential building industry, the commercial building industry, as well as the economy, the credit markets and other important factors;

•	uncertainty surrounding the economy and credit markets;

•	cyclical and seasonal nature of the building products supply industry;

•	product shortages, fluctuations in the prices of raw materials, loss of key suppliers, and our dependence on third-party suppliers and manufacturers;

•	additional impairment charges or the need to idle or permanently close under-performing locations;

•	our ability to renew long-term leases for our facilities;

•	influence of significant stockholders;

•	loss of significant customers;

•	competition in the highly fragmented building products supply industry;

•	pricing pressure from our customers;

•	our future capital needs and our ability to obtain additional financing on acceptable terms;

•	our level of indebtedness and our ability to meet our obligations under our debt instruments;

•	our incurrence of additional indebtedness and our inability to take certain actions because of restrictions in our debt agreements;

•	our reliance on our subsidiaries;

•	dependence on key personnel;

•	exposure to product liability, product warranty, casualty, construction defect and other liability claims;

•	variability of our quarterly revenues and earnings;

•	disruptions at our facilities or in our information technology systems;

•	our ability to execute our strategic plans;

•	effects of regulatory conditions on our operations;

•	exposure to environmental liabilities and regulation; and

•	economic and financial uncertainty resulting from terrorism and war.

Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus supplement and the accompanying prospectus, as applicable, or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrence of unanticipated events.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Trading Prices

The following table sets forth, for the fiscal quarters indicated, the high and low sales prices for our common stock as reported by NASDAQ from January 1, 2015 through March 1, 2017.

	High	Low
Fiscal Year ended December 31, 2017
First Quarter (through March 1, 2017)	$15.00	$10.57
Fiscal Year ended December 31, 2016
First Quarter	$11.34	$6.50
Second Quarter	12.77	10.15
Third Quarter	14.09	10.99
Fourth Quarter	12.28	9.04
Fiscal Year ended December 31, 2015
First Quarter	$7.06	$5.71
Second Quarter	14.24	6.54
Third Quarter	16.69	11.98
Fourth Quarter	15.72	10.02

Dividend Policy

We have not declared or paid cash dividends in the two most recent fiscal years. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including restrictions in our debt instruments, as well as our future earnings, capital requirements, financial condition, prospects and other factors that our board of directors may deem relevant. Our debt agreements currently restrict our ability to pay dividends.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

SELLING STOCKHOLDER

The table below presents information regarding the selling stockholder and the shares that such selling stockholder is offering under this prospectus supplement. Unless otherwise indicated, beneficial ownership is calculated based on 112,044,693 shares of our common stock outstanding as of March 1, 2017. The number of shares in the column “Shares of Common Stock Offered By This Prospectus Supplement” represents all of the shares that the selling stockholder is offering under this prospectus supplement. The column “Shares of Common Stock Beneficially Owned After Offering” reflects the beneficial ownership of the selling stockholder after giving effect to this offering.

Except as noted in this “Selling Stockholder” section or disclosed in our Proxy Statement on Schedule 14A, which is incorporated by reference herein, the selling stockholder has not had, within the past three years, any position, office or material relationship with us or any of our predecessors or affiliates.

The address of the selling stockholder is 450 Lexington Avenue, 31st Floor, New York, New York 10017.

	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Offered by this Prospectus Supplement	Shares of Common Stock Beneficially Owned After Offering
Beneficial Owner	Number	Percent		Number	Percent
JLL Buildings Holdings, LLC(1)	24,344,584	21.7%	10,000,000	14,344,584	12.8%

(1)	The stockholder of the Company is JLL Building Holdings, LLC, a Delaware limited liability company (“JLL Holdings”). JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), is the sole member of JLL Holdings. JLL Associates V, L.P., a Delaware limited partnership (“JLL Associates V”), is the general partner of JLL Fund V. JLL Associates G.P. V, L.L.C., a Delaware limited liability company (“JLL Associates G.P.”), is the general partner of JLL Associates V. Mr. Paul Levy is the sole member of JLL Associates G.P. Each of JLL Holdings, JLL Fund V, JLL Associates V, and JLL Associates G.P. disclaims beneficial ownership of all shares held by the JLL entities. The address of the JLL entities is 450 Lexington Avenue, 31st Floor, New York, New York 10017. Additionally, each of Daniel Agroskin and Paul S. Levy is a member of our board of directors and a Managing Director of JLL. Messers Agroskin and Levy disclaim beneficial ownership of all shares held by the JLL entities.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of U.S. federal income tax considerations generally applicable to non-U.S. holders (as defined below) with respect to the ownership and disposition of our common stock. This summary applies only to non-U.S. holders who purchase our common stock in this offering and hold our common stock as a capital asset (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular non-U.S. holders in light of their individual circumstances or the U.S. federal income tax consequences applicable to non-U.S. holders that are subject to special rules, such as controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, banks or other financial institutions, insurance companies, tax-exempt organizations (including private foundations), U.S. expatriates, broker-dealers and traders in securities or currencies, non-U.S. holders that hold common stock as part of a “straddle,” “hedge,” “conversion transaction” or other integrated investment.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change or differing interpretation, possibly on a retroactive basis. The summary does not describe any U.S. state, local or non-U.S. income or other tax consequences (including estate, gift and Medicare contribution tax consequences) of owning and disposing of our common stock.

For purposes of this summary, the term “non-U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, neither a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) nor any of the following:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a United States court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock, and partners in such partnerships, should consult their tax advisers as to the U.S. federal income tax consequences applicable to them in their particular circumstances.

EACH NON-U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISER REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF OWNING AND DISPOSING OF OUR COMMON STOCK.

Distributions on Common Stock

Distributions on our common stock generally will be treated as dividends to the extent paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a return of capital to the extent of a non-U.S. holder’s adjusted tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “—Sale, Exchange or Other

Taxable Disposition of Common Stock.” Generally, the gross amount of dividends paid to a non-U.S. holder with respect to our common stock will be subject to withholding of U.S. federal income tax at a rate of 30%, or at a lower rate if an applicable income tax treaty so provides and we (or our agent) have received proper certification as to the application of that treaty.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment of the non-U.S. holder) are generally subject to U.S. federal income tax on a net income basis and are exempt from the 30% withholding tax described above (assuming compliance with certain certification requirements). Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% (or lower applicable treaty rate).

To claim the benefit of an applicable tax treaty or an exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder generally will be required to provide a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (if the holder is claiming the benefits of an income tax treaty) or IRS Form W-8ECI (for income effectively connected with a trade or business in the United States) or other suitable form. If you are a non-U.S. holder, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisers regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of the treaty.

Sale, Exchange or Other Taxable Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to gain on the sale, exchange or other taxable disposition of our common stock unless (i) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder), (ii) in the case of a non-U.S. holder that is a non-resident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met, or (iii) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or the period that such non-U.S. holder held our common stock and either (a) our common stock was not treated as regularly traded on an established securities market at any time during the calendar year in which the sale, exchange or other taxable disposition occurs, or (b) such non-U.S. holder owns or owned (actually or constructively) more than five percent of our common stock at any time during the shorter of the two periods mentioned above. We have determined that we are not currently a U.S. real property holding corporation.

If gain or loss is effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. Holder), the U.S. Holder will be subject to U.S. federal income tax on the disposition of our common stock on a net income basis in the same manner in which citizens or residents of the United States would be subject to U.S. federal income tax. In the case of a non-U.S. holder that is a foreign corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). If a non-U.S. holder is an individual that is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met, the non-U.S. holder generally will be subject to a flat income tax at a rate of 30% (or lower applicable treaty rate) on any capital gain recognized on the disposition of our common stock, which may be offset by certain U.S. source capital losses.

Information Reporting and Backup Withholding

You generally will be required to comply with certain certification procedures to establish that you are not a U.S. person in order to avoid backup withholding with respect to dividends or the proceeds of a sale, exchange or other taxable disposition of common stock. In addition, we are required to annually report to the IRS and you the amount of any dividends paid to you, regardless of whether we actually withheld any tax. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against your U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% generally will be required in certain circumstances on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, or accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and after December 31, 2018, gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or our paying agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the U.S. Department of the Treasury. Prospective investors should consult their tax advisers regarding the possible implications of these rules on their investment in our common stock.

UNDERWRITING

We, the selling stockholder and Barclays Capital Inc., as the underwriter, have entered into an underwriting agreement with respect to the 10,000,000 shares of common stock being offered hereby.

The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in the offering if any are purchased.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions.

The underwriter proposes to offer the shares for sale directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter. Sales of the shares made outside of the United States may be made by affiliates of the underwriter.

The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholder.

Per Share Total
Public offering price	$
Underwriting discounts	$
Proceeds, before expenses, to the selling stockholder	$

We estimate that the expenses for this offering will be approximately $            .

We have agreed that for a period of 45 days after the date of this prospectus supplement, subject to certain exceptions, directly or indirectly, we will not take any of the following actions with respect to shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock (the “Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the underwriter.

The selling stockholder has agreed that for a period of 45 days after the date of this prospectus supplement, it will not, subject to certain exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-Up Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriter. In addition, the selling stockholder has agreed that during this period, without the prior written consent of the underwriter, it will not make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.

We and the selling stockholder have agreed to indemnify the underwriter against liabilities under the Securities Act or contribute to payments that the underwriter may be required to make in that respect.

Our common stock is listed on NASDAQ under the symbol “BLDR”. On March 1, 2017, the closing price of our common stock as reported on NASDAQ was $14.54 per share.

In connection with the offering, the underwriter may engage in short sales, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriter must close out any naked short position by purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web site maintained by the underwriter participating in this offering, and the underwriter participating in this offering may distribute prospectuses electronically.

The underwriter is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter or its affiliates that have a lending relationship with us routinely hedge or may hedge, their credit exposure to us consistent with their customary risk management policies. A typical hedging strategy would include such entity hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area, no offer of any shares of our common stock (the “Shares”) may be made to the public in that Member State, except that an offer to the public in that Member State of any Shares may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Shares shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Member State who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Issuer, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of Shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Shares. Accordingly any person making or intending to make an offer in that Member State of Shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Issuer or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. None of the Issuer, the selling stockholder or the underwriter have authorized, nor do they authorize, the making of any offer of Shares in circumstances in which an obligation arises for the Issuer, the selling stockholder or the underwriter to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including 2010/73/EU), and includes any relevant implementing measure in the Member State.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended

(the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal and tax matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters will be passed upon for the underwriter by Cahill Gordon & Reindel LLP. Donald McAleenan will pass on the validity of the shares sold by the selling stockholder. Certain legal matters will be passed upon for the selling stockholder by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Builders FirstSource, Inc. for the year ended December 31, 2016 and the audited historical financial statements of ProBuild Holdings, Inc. incorporated in this prospectus supplement by reference to Exhibit 99.1 of Builders FirstSource, Inc.’s Current Report on Form 8-K dated May 1, 2015 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Builders FirstSource, Inc. The address of the SEC website is http://www.sec.gov.

Important Information Incorporated By Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We hereby incorporate by reference the following documents into this prospectus supplement; provided, however, that we are not incorporating any information contained in any Current Report on Form 8-K that is furnished but not filed with the SEC:

The following documents are incorporated by reference into this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 1, 2017;

•	Portions of the Definitive Proxy Statement on Schedule 14A filed on April 14, 2016, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on May 1, 2015 (only the audited combined financial statements (and notes thereto) of ProBuild Holdings, Inc. for the three years ended December 31, 2014, 2013 and 2012 included in Exhibit 99.1) and November 19, 2015 (only the condensed combined financial statements of ProBuild Holdings, Inc. as of June 30, 2015 and December 31, 2014 and for the three and six months ended June 30, 2015 and 2014); and

•	The description of our capital stock contained in our Registration Statement on Form 8-A (File No. 000-51357) filed with the SEC on June 14, 2005.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement but prior to the termination of the offering under this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(214) 880-3500

Attention: Corporate Secretary

PROSPECTUS

49,207,850 Shares

Builders FirstSource, Inc.

Common Stock

The selling stockholders, to be named in a prospectus supplement, may offer, from time to time, up to 49,207,850 shares of the common stock of Builders FirstSource, Inc. (the “Company”). To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the number and terms of the securities being offered.

This prospectus describes some of the general terms that may apply to sales of our common stock. We will provide the specific prices and terms of these sales in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

The selling stockholders may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our common stock is traded on the NASDAQ Global Select Market (which we refer to as NASDAQ in this prospectus) under the symbol “BLDR.” On November 5, 2014, the last reported sale price of our common stock on NASDAQ was $5.925.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 26, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, the selling stockholders may, from time to time, sell common stock in one or more offerings.

Each time the selling stockholders sell shares of our common stock you will be provided a supplement to this prospectus that will contain specific information about that offering, including the specific amounts, prices and terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any applicable prospectus supplement and the documents that we incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision.

BUILDERS FIRSTSOURCE, INC.

Builders FirstSource, Inc. is a leading supplier and manufacturer of structural and related building products for residential new construction. We have operations principally in the southern and eastern United States with 55 distribution centers and 52 manufacturing facilities, many of which are located on the same premises as our distribution centers. In this prospectus, references to the “Company,” “we,” “our,” “ours” or “us” refer to Builders FirstSource, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

We serve a broad customer base ranging from production homebuilders to small custom homebuilders. Our customer base is highly diversified. For the year ended December 31, 2013, our top 10 customers accounted for approximately 22.5% of sales, and no single customer accounted for more than 5% of sales. We believe we have a diverse geographic footprint as we serve 34 markets in 9 states. Based on 2013 U.S. Census data, we have operations in 18 of the top 50 U.S. Metropolitan Statistical Areas, as ranked by single family housing permits in 2013. In addition, approximately 46% of U.S. housing permits in 2013 were issued in states in which we operate. Our primary focus has been, and continues to be, on single-family residential new construction. However, we will continue to identify opportunities for incremental growth in the multi-family and light commercial markets.

We offer an integrated solution to our customers providing manufacturing, supply, and installation of a full range of structural and related building products. We provide a wide variety of building products and services directly to homebuilder customers. We also manufacture floor trusses, roof trusses, wall panels, stairs, millwork, windows, and doors. In addition to our comprehensive offering of products that includes approximately 70,000 stock keeping units (“SKUs”), we also provide a full range of construction services. We believe our broad product and service offering, combined with our scale and experienced sales force, has driven market share gains, with both large and small homebuilders.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, and our telephone number is (214) 880-3500. Our website is www.bldr.com. The information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment in our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risk factors set forth in the documents and reports filed by us with the United States Securities and Exchange Commission, which we refer to as the SEC, that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before deciding whether to buy our securities. Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference into this prospectus) contains, and any accompanying prospectus supplement may contain, certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 in Item 1A under “Risk Factors” as well as in Item 7A “Quantitative and Qualitative Disclosures About Market Risk,” our Quarterly Reports on Form 10-Q for the first three quarters of 2014 in Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk,” and the risks detailed from time to time in our future SEC reports. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others:

•	dependence on the homebuilding industry, the economy, the credit markets and other important factors;

•	uncertainty surrounding the economy and credit markets;

•	cyclical and seasonal nature of the building products supply industry;

•	product shortages, fluctuations in the prices of raw materials, loss of key suppliers, and our dependence on third-party suppliers and manufacturers;

•	additional impairment charges or the need to idle or permanently close under-performing locations;

•	our ability to renew long-term leases for our facilities;

•	influence of significant stockholders;

•	loss of significant customers;

•	competition in the highly fragmented building products supply industry;

•	pricing pressure from our customers;

•	our future capital needs and our ability to obtain additional financing on acceptable terms;

•	our level of indebtedness and our ability to meet our obligations under our debt instruments;

•	our incurrence of additional indebtedness and our inability to take certain actions because of restrictions in our debt agreements;

•	our reliance on our subsidiaries;

•	dependence on key personnel;

•	exposure to product liability, product warranty, casualty, construction defect and other liability claims;

•	variability of our quarterly revenues and earnings;

•	disruptions at our facilities or in our information technology systems;

•	our ability to execute our strategic plans;

•	effects of regulatory conditions on our operations;

•	exposure to environmental liabilities and regulation; and

•	economic and financial uncertainty resulting from terrorism and war.

Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Builders FirstSource, Inc. The address of the SEC website is http://www.sec.gov.

Important Information Incorporated By Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We hereby incorporate by reference the following documents into this prospectus; provided, however, that we are not incorporating any information contained in any Current Report on Form 8-K that is furnished but not filed with the SEC:

The following documents are incorporated by reference into this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 28, 2014;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, and June 30, 2014, and September 30, 2014, each as filed with the SEC on May 2, 2014, August 1, 2014, and November 5, 2014, respectively;

•	Our Current Report on Form 8-K filed with the SEC on May 28, 2014; and

•	The description of the Company’s capital stock contained in its Registration Statement on Form 8-A (File No. 000-51357) filed with the SEC on June 14, 2005.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, or (ii) from the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(214) 880-3500

Attention: Corporate Secretary

USE OF PROCEEDS

We will not receive any proceeds from shares of common stock that are sold by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS

This prospectus relates to the possible sale of up to 49,207,850 shares of common stock by two of our stockholders, and such selling stockholders’ respective transferees, pledgees, donees or successors.

The initial transactions in which the selling stockholders acquired the shares registered hereby are described below.

(1) Pursuant to the Securities Purchase Agreement, dated as of February 2, 2006, by and among JLL Partners Fund V, L.P. (“JLL”), Warburg Pincus Private Equity IX, L.P. (“WP”), JLL Building Products, LLC (“Building Products”), and the members of Building Products, JLL and WP each acquired fifty percent (50%) of the outstanding limited liability company membership interests of Building Products, and, as a result, JLL and WP each acquired beneficial ownership of fifty percent (50%) of the aggregate 17,305,103 shares of common stock of the Company held by Building Products.

(2) On December 6, 2006, Building Products purchased, on behalf of JLL, 300,000 shares of the Company’s common stock in a private transaction from Mr. Floyd F. Sherman, the president, chief executive officer, and a director of the Company.

(3) Between November 30, 2006, and December 1, 2006, WP purchased a total of 72,500 shares of the Company’s common stock in open market transactions.

(4) Between February 27, 2008, and March 12, 2008, WP purchased a total of 330,341 shares of the Company’s common stock in open market transactions.

(5) Pursuant to the Investment Agreement, dated as of October 23, 2009, by and among the Company, JLL, and WP (as amended, the “Investment Agreement”), on January 21, 2010, (i) Building Products purchased, on behalf of JLL, 12,857,143 shares of the Company’s common stock upon exercise of subscription rights in a rights offering conducted by the Company, and (ii) JWP LLC, a Delaware limited liability company (“JWP LLC”), of which JLL owned fifty percent (50%) of the limited liability company membership interests, acquired, on behalf of JLL, 2,534,889.5 shares of the Company’s common stock upon exchange of the Company’s Second Priority Senior Secured Floating Rate Notes due 2012 held by JWP LLC on behalf of JLL in the Company’s debt exchange.

(6) Pursuant to the Investment Agreement, on January 21, 2010, (i) Building Products purchased, on behalf of WP, 12,857,143 shares of the Company’s common stock upon exercise of subscription rights in a rights offering conducted by the Company, and (ii) JWP LLC, of which WP owned fifty percent (50%) of the limited liability company membership interests, acquired, on behalf of WP, 2,534,889.5 shares of the Company’s common stock upon exchange of the Company’s Second Priority Senior Secured Floating Rate Notes due 2012 held by JWP LLC on behalf of WP in the Company’s debt exchange.

(7) Effective on June 22, 2010, Building Products, of which JLL and WP were the only members, was dissolved. Pursuant to the plan of dissolution adopted by JLL and WP, (a) on June 22, 2010, JLL Fund V contributed to JLL Building Holdings, LLC (“JLL Holdings”) all of the limited liability company membership interests of Building Products that it held; (b) the shares of the Company’s common stock held by Building Products and beneficially owned by JLL Holdings were assigned to JLL Holdings; and (c) the shares of common stock held by Building Products and beneficially owned by WP were assigned to WP (collectively, the “Building Products Dissolution”). Effective on June 22, 2010, JWP LLC, of which JLL and WP were the only members, was dissolved. Pursuant to the plan of dissolution adopted by JLL and WP, (i) on June 22, 2010, JLL contributed to JLL Holdings all of the limited liability company interests of JWP LLC that it held; (ii) the shares of common stock held by JWP LLC and beneficially owned by JLL Holdings were assigned to JLL Holdings; and (iii) the shares of common stock held by JWP LLC and beneficially owned by WP were assigned to WP (collectively, the

“JWP Dissolution”). As a result of the Building Products Dissolution and the JWP Dissolution, as of June 22, 2010, JLL Holdings directly owned 24,344,584 shares of the Company’s common stock and WP directly owned 24,447,425 shares of the Company’s common stock.

(8) From February 28, 2012 to June 19, 2012, WP acquired an additional 415,841 shares of the Company’s common stock in open market transactions.

Each of the transactions described in paragraphs (1) through (8) above has been completed and the shares of common stock acquired therein were issued and outstanding prior to November 27, 2013, the original date of filing of the registration statement of which this prospectus is a part. JLL Holdings and WP and their respective transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the common stock pursuant to this prospectus and any applicable prospectus supplement.

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference into this prospectus and which we refer to as our certificate of incorporation and bylaws.

General Matters

Our certificate of incorporation provides that we are authorized to issue 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share.

As of November 3, 2014, we had outstanding 98,145,028 shares of common stock held by approximately 81 stockholders of record and no outstanding shares of preferred stock.

Common Stock

Shares of our common stock have the following rights, preferences, and privileges:

•	Voting rights. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock present or represented by proxy.

•	Dividends. Holders of common stock are entitled to receive dividends as, when, and if dividends are declared by our board of directors out of assets or funds legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding preferred stock.

•	Liquidation. In the event of a liquidation, dissolution, or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors, our remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis.

•	Rights and preferences. Our common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

•	Listing. Our common stock is listed on NASDAQ under the symbol “BLDR.”

•	Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC, and its telephone number is (877) 219-7020.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change in control is approved by our board of directors. These provisions include the following:

Staggered board of directors. Our certificate of incorporation and bylaws provide for a staggered board of directors, divided into three classes, with our stockholders electing one class each year. Between stockholders’ meetings, the board of directors will be able to appoint new directors to fill vacancies or newly created directorships so that no more than the number of directors in any given class could be replaced each year and it would take three successive annual meetings to replace all directors.

Elimination of stockholder action through written consent. Our certificate of incorporation and bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Elimination of the ability to call special meetings. Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors, a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings or by our chief executive officer or the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Advance notice procedures for stockholder proposals. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.

Removal of directors; board of directors vacancies. Our certificate of incorporation and bylaws provide that members of our board of directors may not be removed without cause and the affirmative vote of holders of at least a majority of the voting power of our then-outstanding capital stock entitled to vote on the election of directors. Our bylaws further provide that only our board of directors may fill vacant directorships, except in limited circumstances. These provisions would prevent a stockholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such stockholder’s own nominees.

Amendment of certificate of incorporation and bylaws. The General Corporation Law of the State of Delaware (the “DGCL”) provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend or repeal a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation requires the approval of the holders of at least two-thirds of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors to amend any provisions of our certificate of incorporation relating to the authority of directors, including their authority to amend our by-laws, the size of our board of directors, provision for a staggered board of directors, the removal of directors, and vacancies on the board of directors, as well as our authority to provide indemnification for our directors and officers. Our bylaws provide that a majority of our board of directors or, in most cases, the holders of at least a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote thereon have the power to amend or repeal our bylaws, except that, in the case of amendments or repeals approved by stockholders, the affirmative vote of holders of at least two-thirds of the voting power of the issued and outstanding shares of our capital stock entitled to vote thereon shall be required to amend or repeal provisions of our bylaws relating to meetings of stockholders, including the provision that stockholders may not take action by written consent in lieu of a meeting, the nomination and election of directors, vacancies on the board of directors, and our authority to provide indemnification for our directors and officers.

The foregoing provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares, and, as a consequence, they also may inhibit fluctuations in the market price of the common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors that are, in some cases, broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	improper distributions to stockholders.

These provisions may not be held to be enforceable for violations of the federal securities laws of the United States.

PLAN OF DISTRIBUTION

Any selling stockholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

In addition, the manner in which any selling stockholder may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

Any selling stockholder may also enter into hedging transactions. For example, any selling stockholder may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from any selling stockholder to close out its short positions;

•	sell securities short and redeliver such shares to close out the short positions;

•	enter into option or other types of transactions that require any selling stockholder to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, any selling stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from any selling stockholder or others to settle such sales and may use securities received from any selling stockholder to close out any related short positions. Any selling stockholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by any selling stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from any selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Any selling stockholder and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by any selling stockholder or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of any selling stockholder and any affiliates of any selling stockholder. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution to purchase or sell the securities for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. Any selling stockholder is not restricted as to the price or prices at which it may sell the securities. Sales of such securities may have an adverse effect on the market price of the securities. Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

We cannot assure you that any selling stockholder will sell all or any portion of the securities offered hereby.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. Any selling stockholder may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

Any selling stockholder may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. Any selling stockholder may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for any selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with any selling stockholder and its compensation.

In connection with offerings made through underwriters or agents, any selling stockholder may enter into agreements with such underwriters or agents pursuant to which selling stockholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from any selling stockholder under these arrangements to close out any related open borrowings of securities.

Dealers

Any selling stockholder may sell the offered securities to dealers as principals. Any selling stockholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with any selling stockholder at the time of resale. Dealers engaged by any selling stockholder may allow other dealers to participate in resales.

Direct Sales

Any selling stockholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

Any selling stockholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Any selling stockholder will enter into such delayed contracts only with institutional purchasers that any selling stockholder shall approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or any selling stockholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or any selling stockholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Donald F. McAleenan, Senior Vice President and General Counsel of the Company, will provide opinions regarding the authorization and validity of the securities. Mr. McAleenan is the beneficial owner of 798,446 shares of common stock, which includes 603,709 shares issuable upon exercise of options. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

10,000,000 Shares

Builders FirstSource, Inc.

Common Stock

Prospectus Supplement

Barclays

March     , 2017